EXHIBIT 'A'

LEGAL DESCRIPTION"

All that certain tract or parcel of land containing 0.1877 acres (8175.34 square feet) being all of Lot 25 and a portion of Lot 26. Block 2 Town of Bellaire, according to the map or plat thereof recorded in Volume 3, Page 59 of the map records of Harris County, Texas, and being more particularly described by metes and hounds as

BEGINNING at a PK nail in asphalt at the Southeast corner of said Lot 25 in the West right-of-way line Of First Street (60.00 feet wide);

THENCE Wert along the South line of, said Lot 25, a distance of 50.00 feet to a PK nail set in concrete curb for the Southwest corner of Lot 24, Block 2 of the Town of Bellaire:

THENCE North along the common line of said Lot 24 and 25 at 135.00 feet pass the common North corner of said Lots 24 and 25 and the south line of Lot 26, in all a total distance of 149.29 feet to a PK nail set in the North right-of-way line of Bissonnet (Based on a width of 60.00 feet);

THENCE North 60 deg. 23 min. 00 sec. West, along the South line of Bissonnet a distance of 57.51 feet to a PK nail set for the Northeast corner of the herein described tract in the West line of said First Street;

THENCE South, along the West line of First Street and the East line of Lots 26 and 25 a distance of-177,12 feet to the POINT OF BEGINNING and containing 0.1877 acres (8175.34 square feet) of land.